UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2015

Walker & Dunlop, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2015, Walker & Dunlop, Inc. (the “Company”) and Walker & Dunlop, LLC, the operating subsidiary of the Company, entered into a Fifth Amendment to Amended and Restated Warehousing Credit and Security Agreement (the “Amendment”) with PNC Bank, National Association, as administrative agent (“PNC”), and the lenders party thereto. The Amendment amends that certain Amended and Restated Warehousing Credit and Security Agreement, dated as of June 25, 2013 (as amended from time to time, the “Warehousing Agreement”), by and among Walker & Dunlop, LLC, the Company, PNC and the lenders party thereto to, among other things, (i) change the warehousing advance due date to February 15, 2016, with respect to a warehousing advance made in connection with a Freddie Mac Program Plus mortgage loan that has a closing date between August 28, 2015 and December 15, 2015, (ii) change the delivery requirements of certain status reports required to be provided by the Company in connection with such loans and (iii) reduce the applicable margin at which borrowings under the Warehousing Agreement bearing interest at a rate derived from the London Interbank Offered Rate for a one-month interest period from 1.50% to 1.40%. The Company continues to guarantee Walker & Dunlop, LLC’s obligations under the Warehousing Agreement, as amended by the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Some of the lenders under the Amendment and their affiliates have various relationships with the Company involving the provision of financial services, including other credit facilities with the Company and its affiliates, cash management, investment banking, trust and other services. In addition, Walker & Dunlop, LLC has entered into forward delivery commitments in the ordinary course of business and interest rate or other derivative arrangements with some of the lenders and their affiliates.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1

Fifth Amendment to Amended and Restated Warehousing Credit and Security Agreement, dated as of October 26, 2015, by and among Walker & Dunlop, LLC, Walker & Dunlop, Inc., the lenders party thereto and PNC Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALKER & DUNLOP, INC.
(Registrant)

Date: October 29, 2015	By:	/s/ Stephen P. Theobald
Name: Stephen P. Theobald
Title: Executive Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1

Fifth Amendment to Amended and Restated Warehousing Credit and Security Agreement, dated as of October 26, 2015, by and among Walker & Dunlop, LLC, Walker & Dunlop, Inc., the lenders party thereto and PNC Bank, National Association, as administrative agent.